                                                                    EXHIBIT 12.1

                                  METLIFE, INC.
   COMPUTATION OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS


                                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                                                --------------------------------
                                                                         2005       2004       2003      2002      2001
                                                                         ----       ----       ----      ----      ----
                                                                                         (DOLLARS IN MILLIONS)
Income from continuing operations before provisions for income taxes   $ 4,399    $ 3,666    $ 2,445   $ 1,489   $   474
Minority interest                                                          154        152        110        73        57
Undistributed income and losses from investees                            (106)      (108)       144       153      (102)
                                                                       -------    -------    -------   -------   -------
ADJUSTED EARNINGS BEFORE FIXED CHARGES                                 $ 4,447    $ 3,710    $ 2,699   $ 1,715   $   429
                                                                       =======    =======    =======   =======   =======

ADD: FIXED CHARGES
Interest and debt issuance costs                                           659        408        478       403       332
Estimated interest component of rent expense (1)                            68         61         59        86        82
Interest credited to bank deposits                                         109         39         17         7         3
Interest credited to policyholder account balances                       3,925      2,997      3,035     2,950     3,084
                                                                       -------    -------    -------   -------   -------
TOTAL FIXED CHARGES                                                    $ 4,761    $ 3,505    $ 3,589   $ 3,446   $ 3,501
                                                                       =======    =======    =======   =======   =======

Preferred Stock Dividends                                                   88         --         --        --        --
                                                                       -------    -------    -------   -------   -------
TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                      $ 4,849    $ 3,505    $ 3,589   $ 3,446   $ 3,501
                                                                       =======    =======    =======   =======   =======

                                                                       -------    -------    -------   -------   -------
TOTAL EARNINGS AND FIXED CHARGES                                       $ 9,208    $ 7,215    $ 6,288   $ 5,161   $ 3,930
                                                                       =======    =======    =======   =======   =======

RATIO OF EARNINGS TO FIXED CHARGES                                        1.93       2.06       1.75      1.50      1.12
                                                                       =======    =======    =======   =======   =======

                                                                       -------    -------    -------   -------   -------
TOTAL EARNINGS INCLUDING FIXED CHARGES AND PREFERRED
        STOCK DIVIDENDS                                                $ 9,296    $ 7,215    $ 6,288   $ 5,161   $ 3,930
                                                                       =======    =======    =======   =======   =======

RATIO OF EARNINGS TO FIXED CHARGES INCLUDING PREFERRED
        STOCK DIVIDENDS                                                   1.92       2.06       1.75      1.50      1.12
                                                                       =======    =======    =======   =======   =======
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1) 23.1% for 2005, 2004 and 2003 and 29.1% for 2002 and 2001.